EXHIBIT 4.2

EXECUTION COPY

Itaú Unibanco Holding S.A.

188,424,758 RESTRICTED ADSs

Resale Registration Rights Agreement

dated June 1, 2010

RESALE REGISTRATION RIGHTS AGREEMENT, dated as of June 1, 2010, among Itaú Unibanco Holding S.A., a sociedade por ações incorporated in the Federative Republic of Brazil (together with any successor entity, herein referred to as the “Company”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Itaú USA Securities Inc. (“Itaú”) (each an “Initial Purchaser”), for themselves and as representatives of the placement agents listed in Schedule A to the Purchase Agreement (as defined below), for the benefit of the holders of the Restricted ADSs (as defined below).

Pursuant to the Purchase and Placement Facilitation Agreement, dated as of May 25, 2010, between the Company, Bank of America Corporation, a Delaware corporation (the “Selling Shareholder”) and the Initial Purchasers (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Restricted ADSs (as defined below), the Initial Purchasers have agreed to purchase from Bank of America Corporation an aggregate of 188,424,758 preferred shares without par value of the Company in the form of American Depositary Shares (the “Restricted ADSs”) each representing one preferred share for placement with qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has agreed to provide the registration rights set forth in this Agreement (as defined below) pursuant to Section 5(m) of the Purchase Agreement.

The parties hereby agree as follows:

1.           Definitions.  Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”:  This Resale Registration Rights Agreement.

“Business Day”: Any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or São Paulo are authorized or required by law to remain closed.

“Closing Date”:  June 1, 2010.

“Commission”:  Securities and Exchange Commission.

“Company”:  As defined in the preamble hereto.

“CPI Requirement”:  The current information requirement applicable under Rule 144(c)(1) under the Securities Act to a resale of Restricted ADSs pursuant to Rule 144(b)(1) under the Securities Act. Rule 144(c)(1) requires that the issuer be, and have been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale.

“Effectiveness Period”:  As defined in Section 2(a)(iii) hereof.

“Event”:  As defined in Section 3 hereof.

“Event Date”:  As defined in Section 3 hereof.

“Exchange Act”:  Securities Exchange Act of 1934, as amended.

“FINRA”:  Financial Industry Regulatory Authority.

“Free Writing Prospectus”:  A free writing prospectus, as defined in Rule 405 under the Securities Act.

“Holder”:  A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

“Indemnified Holder”:  As defined in Section 6(a) hereof.

“Initial Placement”:  As defined in the preamble hereto.

“Initial Purchasers”:  As defined in the preamble hereto.

“Issuer Free Writing Prospectus”:  An issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“Liquidated Damages”:  As defined in Section 3 hereof.

“Losses”:  As defined in Section 6(a) hereof.

“Majority of Holders”:  Holders holding over 50% of the aggregate number of Restricted ADSs outstanding.

“Notice and Questionnaire” means a written notice executed by the respective Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Appendix A to the Private Placement Memorandum of the Company relating to the Restricted ADSs.

“Notice Holder”:  On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Permitted Free Writing Prospectus”:  As defined in Section 7(a) hereof.

“Person”:  An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

“Purchase Agreement”:  As defined in the preamble hereto.

“Prospectus”:  The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Record Holder”:  With respect to any Liquidated Damages Payment Date, each Person who is a registered holder of the Restricted ADSs on the 30th day after the relevant Event Date.

“Restricted ADSs”:  As defined in the preamble hereto.

“Rule 144”:  Rule 144 (or any other similar provision then in force) under the Securities Act.

“Securities Act”:  Securities Act of 1933, as amended.

“Selling Shareholder”:  As defined in the preamble hereto.

“Shelf Filing Deadline”: As defined in Section 2(a)(i) hereof.

“Shelf Registration Statement”:  As defined in Section 2(a)(i) hereof.

“Suspension Notice”:  As defined in Section 4(c) hereof.

“Transfer Restricted Securities”:  Each Restricted ADS until the earliest of:

(i)           the date on which such Restricted ADS has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(ii)          the date on which such Restricted ADS is transferred in compliance with Rule 144 or pursuant to Regulation S; or

(iii)         in the case of a Restricted ADS not held by an affiliate of the Company, the date on which the holding period that applies to a non-affiliate under Rule 144, without regard to whether the issuer is in compliance with any requirement for current public information, has expired.

The holding period referred to in (iii) above is currently six months.

Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

2.           Shelf Registration.

(a)  The Company shall:

(i)           on or before June 30, 2010 (the “Shelf Filing Deadline”), file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the “Shelf Registration Statement”), which shelf registration statement shall be an automatic shelf registration if the Company is eligible to use an automatic shelf registration statement on or before the Shelf Filing Deadline and shall provide for the registration, and resales on a continuous or delayed basis, of all Transfer Restricted Securities subject to the terms and conditions hereof;

(ii)          if the Company is not eligible to use an automatic shelf registration statement, use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act as promptly as practicable, but no later than 60 days after filing of the Shelf Registration Statement;

(iii)         use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act and by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, subject to the terms and conditions hereof, to the benefit of this Agreement and (B) it conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder, until six months from the Closing Date of the Restricted ADSs (the “Effectiveness Period”); and

(iv)        use its reasonable best efforts to cause the CPI Requirement to be met at all times until twelve months from the Closing Date of the Restricted ADSs.

The Company shall be deemed not have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Effectiveness Period or with respect to its obligations under this Agreement if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities not being able to offer and sell such securities at any time during the Effectiveness Period, unless such action is required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including, but not limited to, the acquisition or divestiture of assets. At the end of the Effectiveness Period, the Company may, in its sole discretion, keep the Shelf Registration Statement effective until March 31, 2011.

(b) Schedule 2(b) is a list of the Holders as of June 1, 2010, provided by the Initial Purchasers.  By June 7, 2010, the Company shall send the Notice and Questionnaire by email or facsimile to each Holder listed in Schedule 2(b) for whom an email address or facsimile number has been provided, either in Schedule 2(b) or otherwise by email with confirmation receipt from the addressee to the persons indicated in Section 8(f)(ii) by the Initial Purchasers prior to 5 p.m. (New York time) on June 1, 2010. Notwithstanding the foregoing, if the shelf registration statement is not an automatic shelf registration statement, the Company shall send the Notice and Questionnaire to such Holders and in such manner not less than 30 days prior to the time the Company intends in good faith to have the shelf registration statement declared effective. Each Holder that becomes a Notice Holder (and provides such additional information as the Company reasonably may request) no later than 5 p.m. (New York time) on June 15, 2010 shall be named as a selling securityholder in the initial Prospectus made available to Holders under the Shelf Registration Statement.

(c) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file a subsequent Shelf Registration Statement covering all of the securities that as of the date of such filing or designation are Transfer Restricted Securities.  If such a subsequent Shelf Registration Statement is filed (and is not already effective), the Company shall use its reasonable best efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(d) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement and in the judgment of U.S. counsel to the Company as reasonably necessary to supplement and amend the Shelf Registration Statement.

(e) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, and any Issuer Free Writing Prospectus, as of the date thereof, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading.

(f) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with the terms and conditions of this Agreement.  Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus from and after the effectiveness date of such Shelf Registration Statement agrees to deliver a Notice and Questionnaire to the Company.  From and after the effectiveness date of the Shelf Registration Statement, the Company shall, on the first day and the 15th day of each calendar month beginning on the immediately subsequent first day or 15th day of the calendar month, except if the effectiveness date of the Shelf Registration Statement is on the 30th day or 31st day, as the case may be, or the 14th day of the calendar month, in which case the Company shall, on the subsequent 15th day or first day of the calendar month, respectively:

(i)           if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire at least five Business Days prior to 5 p.m. (New York time) prior to such first or fifteenth day is named as a selling securityholder in the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; and

(ii)          notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any prospectus or prospectus supplement filed pursuant to Section 2(f)(i).

Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus.

3.           Liquidated Damages.

If:

(i)           after June 30, 2010, a Shelf Registration Statement has not been filed with the Commission;

(ii)          if the Shelf Registration Statement is not an automatic shelf registration statement, on or prior to the 60th day following the date of filing of the shelf registration statement, the shelf registration statement is not declared effective;

(iii)         the Shelf Registration Statement is filed and has become effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose as a result of a failure on the Company’s part to file information required to keep the Shelf Registration Statement so effective and usable at any time prior to six months from the Closing Date of the Restricted ADSs; or

(iv)        the CPI Requirement is not met at any time until twelve months from the Closing Date of the Restricted ADSs,

(each such event referred to in foregoing clauses (i) through (iv) above being referred to as an “Event,” and the date on which such Event occurs being referred to as an “Event Date”), then the Company shall pay to each Holder on the fifth Business Day after every 30th day following each such Event Date to the Record Holder on such 30th day an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.42% of the offering price per Restricted ADS set forth in the Purchase Agreement multiplied by the number of Transfer Restricted Securities held by the Holder on such 30th day, calculated pro rata die for every 30-day period following such Event Date until the applicable Event is cured.  In the event that the Company does not pay Liquidated Damages as due on such fifth Business Day after the 30th day following each such Event Date, the Company shall also pay interest on the unpaid amount at a rate equal to the Federal Funds Rate from such fifth Business Day up to but excluding the payment date at a rate per annum equal to the Federal Funds Rate, calculated on the basis of a 360-day year for the actual number of days elapsed.

The Holders of Transfer Restricted Securities agree that the Company’s obligation to pay Liquidated Damages will be deemed to have been satisfied by the Company upon receipt by the depositary for the Restricted ADSs for the account of such Holders of the amount of Liquidated Damages due on such fifth Business Day.

The Holders of Transfer Restricted Securities, the Initial Purchasers and the Company agree that the failure of the Shelf Registration Statement being effective as a result of the aforementioned Events may have a material adverse impact on Holders of Transfer Restricted Securities and that the damage from such failure is not susceptible of precise determination.  The Holders of Transfer Restricted Securities, the Initial Purchasers and the Company agree that the above, as reasonable estimates of the Holders of Transfer Restricted Securities losses in the event of such failure, are Liquidated Damages and not penalties.

Liquidated Damages for more than one Event shall not be cumulative and shall be the sole and exclusive remedy available to the Holders of Transfer Restricted Securities against the Company for damages arising from each Event. Notwithstanding anything to the contrary in this Agreement, in no event shall the Company pay liquidated damages to the Holders of Transfer Restricted Securities for any period after six months from the Closing Date during which the CPI Requirement is met or for any Restricted ADS that is no longer considered a Transfer Restricted Security.

4.           Registration Procedures.

(a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

(b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the resale of Transfer Restricted Securities, the Company shall:

(i)           Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file as promptly as practicable a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause any such amendment to become effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

(ii)          Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rule 424 under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth or to be set forth in the Shelf Registration Statement or supplement to the Prospectus.

(iii)         Advise the Notice Holders and any Initial Purchaser that has provided in writing to the Company an email address or facsimile number and address for notices, as promptly as practicable (which notice pursuant to clauses (B) through (E) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(A)           when the Prospectus, any Prospectus supplement, any post-effective amendment or any Issuer Free Writing Prospectus has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

(B)           of any request by the Commission for amendments or supplements to the Shelf Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information relating thereto,

(C)           of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of any notice that would prevent its use, or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes,

(D)           of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or

(E)           when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement.

(iv)        If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement or any notice that would prevent its use, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time, including, if necessary, by filing an amendment to the Shelf Registration Statement or a new Shelf Registration Statement and using its reasonable best efforts to have such amendment or new Shelf Registration Statement declared effective, and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order or of the filing or effectiveness of any such amendment or new registration statement.

(v)         If requested by any Notice Holders or the Initial Purchasers, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Notice Holders may reasonably request to have included therein and, in the judgment of U.S. counsel to the Company is reasonably necessary to include therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities.

(vi)        Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(B) through (E), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, by each of the Notice Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

(vii)       Before any public offering of Transfer Restricted Securities, as long as agreed by the Company, the Company shall cooperate with the Notice Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the Notice Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement, such registration and qualification and such other acts or things being in the judgment of U.S. counsel to the Company reasonably necessary to enable the disposition in such jurisdiction; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject, other than service of process for suits arising out of the Initial Placement, or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

(viii)      Cooperate with the Notice Holders to facilitate the timely delivery of Transfer Restricted Securities to be sold not subject to any restrictive legends (unless required by applicable securities laws).

(ix)         If any fact or event contemplated by Section 4(b)(iii)(B) through (E) hereof shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement, related Prospectus (including by means of an Issuer Free Writing Prospectus), relevant Issuer Free Writing Prospectus or any document incorporated therein by reference or to file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, none of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any such Issuer Free Writing Prospectus, in the light of the circumstances in which they are made) not misleading.

(x)          Cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any broker-dealer that is required to be undertaken in accordance with the rules and regulations of FINRA, subject to the Company’s approval; provided that if any information is identified by the Company as being confidential or proprietary, each person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information, including entering into confidentiality agreements which terms and conditions will be established by the Company as it deems necessary to protect its proprietary and confidential information.

(xi)         Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

(xii)        Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission’s EDGAR system.

(xiii)       Use its reasonable best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by the Shelf Registration Statement.

(xiv)       Enter into customary agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Transfer Restricted Securities.

The actions set forth in clause (xvii) of this Section 4(b) shall be performed at the effectiveness of the Shelf Registration Statement and each post-effective amendment thereto.

(c)  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a “Suspension Notice”) from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(B) through (E) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the Prospectus and any related Free Writing Prospectuses until such Holder is advised in writing by the Company that the use of the Prospectus and any applicable Issuer Free Writing Prospectus may be resumed, and has also been advised of any additional or supplemental filings that are incorporated by reference in the Prospectus. Each Holder also agrees that the occurrence of the circumstances described in Section 4(b)(iii)(B) through (E), and the issuance of a Suspension Notice, shall not constitute a failure on the Company’s part to file information required to keep the Shelf Registration Statement effective and usable, for purposes of Section 3(iii) hereof.

If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities and any Issuer Free Writing Prospectus that was current at the time of receipt of such Suspension Notice.

(d)  Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(b) or Section 2(f) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence.  The Company may require each Notice Holder of Restricted ADSs to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Restricted ADSs as the Company may from time to time reasonably require for inclusion in such Registration Statement.  Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing.  The Company may exclude from such Shelf Registration Statement the Restricted ADSs of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

5.           Registration Expenses.

All expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

(a)  all registration and filing fees and expenses (including filings made with FINRA);

(b)  all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

(c)  all fees and disbursements of counsel to the Company; and

(d)  all fees and disbursements of independent certified public accountants of the Company.

The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.           Indemnification and Contribution.

(a)  The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities (including each Initial Purchaser), its directors, officers, employees and agents, and each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Holder”), against any loss, claim, damage, liability or expense, as incurred, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or expense relating to resales of the Transfer Restricted Securities) (collectively, “Losses”), to which such Indemnified Holder may become subject, insofar as any such Loss arises out of or is based upon:

(i)           any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii)          any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Holder for any and all expenses including the fees and disbursements of counsel as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however , that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) expressly for use therein.  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (i) to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) against any Loss, joint or several, including, but not limited to, any Loss relating to resales of the Transfer Restricted Securities, to which such person may become subject, insofar as any such Loss arises out of, or is based upon any Free Writing Prospectus used by such Holder without the prior consent of the Issuer, provided that the indemnification obligation in this clause (ii) shall be several, not joint and several, among the Holders who used such Free Writing Prospectus.  This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however , if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)  The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)  If the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein:

(i)           in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the offering and sale of the Transfer Restricted Securities, on the one hand, and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities, on the other hand, or

(ii)          if the allocation provided by Section (6)(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(e)(i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, in connection with such offering and such sale of the Transfer Restricted Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Restricted ADSs purchased under the Purchase Agreement (before deducting expenses) received by the Company and the total proceeds received by the Holders with respect to their sale of Transfer Restricted Securities. The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(e).

The amount paid or payable by a party as a result of the Loss referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

Notwithstanding the provisions of this Section 6, in no event will any Holder be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Transfer Restricted Securities are to be registered under the Securities Act. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 6(e) are several and not joint.

(f) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

7.           Miscellaneous.

(a)  Free Writing Prospectuses.  Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Transfer Restricted Securities without the prior express written consent of the Company.  Any such Free Writing Prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and recordkeeping.

(b)  Remedies.  Holders of Transfer Restricted Securities will have no remedy for the occurrence of an Event other than the Liquidated Damages specified in Section 3.

(c)  Actions Affecting Transfer Restricted Securities.  The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

(d)  No Inconsistent Agreements.  Except for the Registration Rights Agreement by and among the Selling Shareholder, the Company and Itaúsa-Investimentos Itaú S.A., dated as of September 1, 2006, the Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities and the securities subject to the Registration Rights Agreement referenced above.

(e)   Amendments and Waivers.  This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders; provided, however , that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Transfer Restricted Securities being sold rather than registered under such Shelf Registration Statement.

(f)    Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission, email, or air courier guaranteeing overnight delivery:

(i)           if to a Holder, at the address set forth on the records of depositary for the Restricted ADSs or at the address, email or facsimile provided in the Notice and Questionnaire;

(ii)          if to the Company:

Attention: Álvaro F. Rizzi Rodrigues
Address: Praça Alfredo Egydio de Souza Aranha, 100, Torre Conceição, 3° andar, Lado Laranja, 04344-902 - São Paulo – SP - Brazil
E-mail: alvaro.rodrigues@itau-unibanco.com.br
Tel.: +55 11 5019-8082
Fax: +55 11 5019-1788

Attention: Fernando Della Torre Chagas
Address: Praça Alfredo Egydio de Souza Aranha, 100, Torre Conceição, 12° andar, Lado Azul, 04344-902 - São Paulo – SP - Brazil
E-mail: fernando.chagas@itau-unibanco.com.br
Tel.: +55 11 5019-3530
Fax: +55 11 5019-1114

With a copy to:

Milbank, Tweed, Hadley, McCloy LLP
Attention: Tobias Stirnberg and Fabiana Sakai
Av. Paulista, 1079, 8o andar
01311-200, São Paulo – SP – Brazil
E-mail: tstirnberg@milbank.com
E-mail: fsakai@milbank.com

(iii)         if to the Initial Purchasers:

Attention: Syndicate Department
One Bryant Park

New York, New York 10036

With a copy to ECM Legal.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; if transmitted by facsimile (with a confirmation of a successful sent); and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery or sent via email (with a confirmation of a successful receipt by the addressee).

Notwithstanding anything to the contrary contained in this Agreement, the Company will be deemed to have satisfied any obligation to notify or advise in writing each of the Holders upon receipt by the depositary for the Restricted ADSs of any communication from the Company to be delivered by the depositary to each of the Holders as instructed by the Company to the depositary.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

(g)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.  The Company hereby agrees to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(h)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)  Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company hereby appoints the general manager of Itaú Unibanco S.A. New York branch, at 540 Madison Avenue, New York, NY 10022-3721 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as any of the Securities shall be outstanding.  To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, in any court of competent jurisdiction in Brazil.

(j)  Restricted ADSs Held by the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l)   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(m)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(n)  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ITAÚ UNIBANCO HOLDING S.A.

By
Name:
Title:

By
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
ITAÚ USA SECURITIES INC.
Acting severally on behalf of themselves and the holders of Restricted ADSs

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Representative

ITAÚ USA SECURITIES INC.

By
Authorized Representative